SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Target Logistics, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TARGET LOGISTICS, INC.
500 HARBORVIEW DRIVE, THIRD FLOOR
BALTIMORE, MARYLAND 21230

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD
NOVEMBER 30, 2005

To the Shareholders of Target Logistics, Inc.:

The Annual Meeting of Shareholders of Target Logistics, Inc. (the “Company”) will be held at the offices of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., One South Street, 27th Floor, Baltimore, Maryland, on Wednesday, November 30, 2005 at 11:00 a.m., local time, for the following purposes:

1.	To elect six directors to serve for the ensuing year and until the election of their successors;

2.	To approve the Target Logistics, Inc. 2005 Stock Option Plan;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed October 1, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors Philip J. Dubato Secretary

Baltimore, Maryland
October 31, 2005

IMPORTANT - YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

TARGET LOGISTICS, INC.
500 HARBORVIEW DRIVE, THIRD FLOOR
BALTIMORE, MARYLAND 21230
(410) 332-1598

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Target Logistics, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders to be held on Wednesday, November 30, 2005, or at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on October 1, 2005 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 16,041,735 shares of the Company’s Common Stock par value $.01 per share (the “Shares”), exclusive of Shares held in the Company’s treasury, and 122,946 shares of the Company’s Class F Preferred Stock, par value $10.00 per share (the “Class F Shares”).

Each record holder of Shares on the Record Date is entitled to one vote for each Share held, and each record holder of Class F Shares on the Record Date is entitled to 25 votes for each Class F Share held, on all matters to come before the meeting, including the election of directors. Shares and Class F Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

BENEFICIAL OWNERSHIP

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares and Class F Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares.

	Common Stock		Class F Preferred Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
Wrexham Aviation Corp.(1) TIA, Inc. Richard A. Swirnow 112 East 25th Street Baltimore, Maryland 21218	8,958,235(2)	46.9%	122,946(2)	100%

Kinderhook Partners, LP(3) Kinderhook GP, LLC Stephen J. Clearman 1 Executive Drive, Suite 160 Fort Lee, New Jersey 07024	3,334,138	20.8%	--	--

Christopher A. Coppersmith 201 West Carob Street Compton, California 90220	1,770,130	11.0%	--	--

(1)
Represents all of the Shares owned or controlled by TIA, Inc. (“TIA”) and includes (i) 420,000 Shares owned by Caribbean Freight System, Inc. (“CFS”), and (ii) 3,073,650 Shares issuable upon conversion by TIA of the 122,946 outstanding Class F Shares. Seventy-seven percent of the issued and outstanding stock of CFS, and voting control of all of the issued and outstanding shares of CFS, is held by TIA. Ninety percent of the issued and outstanding stock of TIA is owned and controlled by Wrexham. Swirnow Airways Corp. (“Swirnow Airways”) owns 100% of the interests in Wrexham Aviation Corp. (“Wrexham”). Richard A. Swirnow is, indirectly, the controlling stockholder of Swirnow Airways.

(2)
Stuart Hettleman, a Director and President of the Company, is an executive officer and non-controlling stockholder of Swirnow Airways and an executive officer of Wrexham, TIA and CFS. While Mr. Hettleman disclaims beneficial ownership of all Shares and Class F Shares owned by TIA and CFS and does not share voting and/or investment power over the Shares or Class F Shares owned by TIA and CFS, Mr. Hettleman has an indirect interest in 1,441,723 of the Shares owned by TIA and CFS, 30,122 of the Class F Shares owned by TIA, and 753,044 of the Shares issuable upon conversion by TIA of outstanding Class F Shares. See footnote (1) above.

(3)
Includes options to purchase 10,000 Shares granted to Mr. Clearman. The balance of the Shares are owned directly by Kinderhook Partners, LP (“KPLP”). Kinderhook GP, LLC (“KGP”) is the general partner of KPLP, and Mr. Clearman, a director of the Company, is the managing member of KGP. KGP and Mr. Clearman share voting and investment power over the Shares owned by KPLP, and own a 6.42% and 24.64%, respectively, direct and/or indirect interest in KPLP. KGP and Mr. Clearman each disclaims beneficial ownership in the Shares owned by KPLP except to the extent of their respective pecuniary interests therein.

ELECTION OF DIRECTORS

At the 2005 Annual Meeting, six directors will be elected to hold office for the ensuing year and until their successors are elected and qualify. Under Delaware law and the Company’s By-laws, (i) a quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote, and (ii) directors are elected by a plurality of the votes of the Shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the six nominees listed below. Pursuant to the Company’s By-laws, the six nominees were nominated by the Board of Directors. If, due to unforeseen contingencies, any of the nominees designated below shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. Management has no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Director Since
Michael Barsa	60	1996
Stephen J. Clearman	54	2004
Christopher Coppersmith	55	1997
Brian K. Coventry	40	1996
Philip J. Dubato	49	1998
Stuart Hettleman	55	1996

Presented below is certain information concerning the nominees. Unless otherwise stated, all nominees have held the positions indicated for at least the past five years.

Michael Barsa is a private investor. From January 1997 through 2000, Mr. Barsa was chairman of Opt Soft, Inc., a New Jersey-based software development company.

Stephen J. Clearman is Managing General Partner and co-founder of Kinderhook Partners, GP, as well as Geocapital Partners, a venture capital firm based in Fort Lee, New Jersey. Mr. Clearman was elected as a director pursuant to the terms of the April 2004 Subscription Agreement between the Company and Kinderhook Partners. Mr. Clearman currently serves on the boards of several privately-held companies.

Christopher Coppersmith is President of the Company’s Target Logistic Services, Inc. subsidiary.

Brian K. Coventry has been a Managing Director based in the New York office of Lempert Brothers International USA, Inc. since June 2004. From January 2003 through May 2004, he was Manager, Corporate Finance Group, in the New York office of Strasbourger Pearson Tulcin Wolff Inc, a New York Stock Exchange Member Firm. From September 2001 through December 2003, Mr. Coventry was a private investor. From November 2000 through August 2001, he served as Vice President, Private Capital, JMP Securities, in New York; and prior thereto, from April 1999 through November 2000; he was Vice President, Corporate Finance, Commonwealth Associates in New York.

Philip J. Dubato has been Vice President and Chief Financial Officer, Secretary and Treasurer of the Company since February 1997.

Stuart Hettleman has been President and Chief Executive Officer of the Company since February 1996.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Meetings and Committees of the Board of Directors

Board of Directors. During the fiscal year ended June 30, 2005, the Board of Direc-tors held six meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are not required to attend the Annual Meeting of Shareholders, and one incumbent director attended the 2004 Annual Meeting of Shareholders.

Audit Committee. The Audit Committee has not adopted a written charter. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. The members of the Audit Committee are Messrs. Barsa and Coventry, none of whom is an employee of the Company and each of whom is independent as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD). The Board has examined the definition of “audit committee financial expert” as set forth in applicable rules of the Securities and Exchange Commission (SEC) and determined that Mr. Barsa satisfies this definition. Accordingly, Mr. Barsa has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended June 30, 2005, the Audit Committee met two times.

Nominations. The Company’s full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. The Board of Directors held one meeting during the 2005 fiscal year in order to make nominations for directors. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the full Board, half of which are independent from management (as defined in Rule 4200(a)(15) of the NASD listing standards). While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board of Directors will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations are timely made and comply with applicable SEC regulations. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee. Effective July 1, 2004, the Board created a Compensation Committee, the membership of which consists of Messrs. Barsa, Clearman and Coventry, none of whom is an employee of the Company and each of whom is independent under existing NASD and SEC requirements. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company.

Director Compensation

During the Company’s fiscal year ended June 30, 2005, those directors who were employed by the Company received no additional compensation for serving as a director. Directors are eligible to participate in the Company’s 1996 Stock Option Plan. During the Company’s fiscal year ended June 30, 2005, options to purchase 50,000 Shares were granted to each of Messrs. Barsa and Coventry, and options to purchase 10,000 Shares were granted to Mr. Clearman, the Company’s non-employee directors, and each of Messrs. Barsa, Clearman and Coventry was paid an outside director’s fee of $10,000.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 500 Harborview Drive, Third Floor, Baltimore, Maryland 21230. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary (subject to any applicable regulatory requirements) will use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Compensation Committee Interlocks and Insider Participation

The Board’s Compensation Committee consists of Messrs. Barsa, Clearman and Coventry, none of whom is an officer or employee of the Company or an officer or employee of any company for which any officer of the Company serves as a member of the compensation committee or board member. Prior to 1997, Mr. Barsa was an employee, Vice President and Secretary of the Company.

INFORMATION REGARDING SHARE OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (iii) each current director and each nominee for election as a director and (iv) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934 requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those Shares. Except as set forth in footnote (4) to this table, none of the individuals listed below have any interest in Class F Shares. An asterisk (*) indicates ownership of less than 1%.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Michael Barsa(1)	351,010	2.2%
Stephen J. Clearman(2)	3,334,138	20.8%
Christopher A. Coppersmith	1,770,130	11.0%
Brian K. Coventry(3)	70,000	*
Philip J. Dubato	0	*
Stuart Hettleman(4)	100,000	*
All directors and executive officers
as a group (6 persons)(1)(2)(3)(4)	5,625,278	34.5%

(1)	Includes options to purchase 70,000 Shares.
(2)	See “Beneficial Ownership” and footnote (3) thereunder.
(3)	Represents options to purchase 70,000 Shares.
(4)
Includes options to purchase 75,000 Shares and 25,000 Shares issuable upon conversion of outstanding shares of the Company’s Class C Preferred Stock. Does not include Shares or Class F Shares owned by TIA and CFS. See “Beneficial Ownership” and footnotes (1) and (2) thereunder.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares, file with the Securities and Exchange Commission in a timely manner an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. During the fiscal year ended June 30, 2005, one report by each of Messrs. Barsa, Clearman and Coventry, each with respect to a stock option granted to him in September 2004, was not filed in a timely manner. To the Company’s knowledge, all other reports required to be so filed with respect to transactions during the fiscal year ended June 30, 2005 have been filed on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table reflects, with respect to the Chief Executive Officer and each executive officer of the Company whose annual compensation exceeded $100,000 in the fiscal year ended June 30, 2005, the aggregate amounts paid to or accrued for such officers as compensation for their services in all capacities during the fiscal years ended June 30, 2005, 2004 and 2003:

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)		Options
Stuart Hettleman	2005	$180,000	$117,828	---		---
President and Chief	2004	$180,000	$31,749	---		---
Executive Officer	2003	$180,000	$47,561	---		---

Philip J. Dubato	2005	$169,399	$70,697	---		---
Vice President, Chief	2004	$169,399	$31,749	---		---
Financial Officer	2003	$169,399	$47,561	---		---

Christopher A. Coppersmith	2005	$211,750	$163,831	$18,000	(2)	---
President of Target Logistics	2004	$192,500	$63,509	$18,000	(2)	---
Services, Inc. subsidiary	2003	$192,500	$21,577	$18,000	(2)	---

(1)
While the named executive officers enjoyed certain perquisites for fiscal years ended June 30, 2005, 2004 and 2003, these did not exceed the lesser of $50,000 or 10% of each officers’ salary and bonus, except as indicated.

(2)	Represents annual automobile allowance.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during the Company’s fiscal year ended June 30, 2005 and holdings of unexercised options at the end of the fiscal year:

	Number of Unexercised		Value of Unexercised
Name and	Options/SARs		in-the-Money Options/SARs
Principal Position	at Fiscal Year End		at Fiscal Year End($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Stuart Hettleman	75,000	0	0	0
Philip J. Dubato	0	0	0	0
Christopher A. Coppersmith	0	0	0	0

(1)	Based on the excess of (i) the aggregate market value (closing price on the over-the-counter market) of the underlying shares on June 30, 2005 over (ii) the aggregate exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE

For the fiscal year ended June 30, 2005, the compensation of the Company’s chief executive officer was determined by the Compensation Committee and confirmed by the Board of Directors.

Compensation Philosophy. The philosophy of the Committee and Board with respect to executive compensation is to ensure that the interests of management and employees are identical to the interests of the Company’s owners - the shareholders. To that end, the Committee has implemented and will continue to implement a compensation strategy that includes base salary and cash bonus, as well as incentive stock options which will reward management for adding shareholder value. Base salary has been established at levels which are necessary to attract and retain a high caliber of management, and cash bonuses are designed to provide short-term rewards for current accomplishments. Incentive stock options provide management with a long-term investment in the Company, the value of which is dependent upon their success in maximizing shareholder values.

This approach to employee remuneration carries through to salary and incentive compensation for the Company’s non-management personnel, as well. The Company’s 1996 Stock Option Plan is designed to reward the Company’s valuable employees for their individual contributions to the profitability of the Company and provide them with a long-term interest in the Company’s success.

The compen-sation amounts of Mr. Hettleman, as the President of the Company, and Mr. Dubato, as the Chief Financial Officer of the Company, during the fiscal year ended June 30, 2005, were based on the overall performance of the Company and its management. The compen-sation amounts of Mr. Coppersmith, as the President of the Company’s operating subsidiary, was based on the performance of the Company’s operating subsidiary. As the senior management, these individuals were responsible for the overall condition of the Company, and their performance has been measured on objective criteria based on reaching certain financial benchmarks.

It is the intention of the Committee and Board to review the Company’s executive compensation structure to insure that the Company has the continued ability to attract and retain the high caliber executive talent. To that end, the Committee and Board will take into account salaries of senior management of companies of similar size within the freight forwarding industry.

Base Salary. Base salary for senior management for fiscal year 2005 was based upon salaries paid to such personnel in the preceding year, as explained above.

Salary Increases and Incentive Bonuses. Salary increases and incentive bonuses for senior management were dependent on the Company’s financial performance.

Stock Option Plan. To promote the best long-term benefits to the Company and its shareholders, the Company has a 1996 Stock Option Plan (“Plan”) under which directors, officers and employees may be granted awards of stock options. The purpose of the Plan is to provide equity-based incentive compensation based on the long-term appreciation in value of the Company’s Shares and to promote the interests of the Company and its shareholders by encouraging greater manage-ment ownership of the Company’s Shares. Most of the options granted or to be granted under the Plan vest over a period of several years, thereby providing a long-term incentive and encouraging a long-term relationship between the employee and the Company. Awards under the Plan have been and will be made to employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company. Currently, a maximum of 1,500,000 Shares may be issued under the Plan, and options to purchase 680,000 Shares are outstanding.

COMPENSATION COMMITTEE Michael Barsa Stephen J. Clearman Brian K. Coventry

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company’s Shares for the period June 30, 2000 through June 30, 2005 with the cumulative total return for the same period for the NASDAQ Composite (U.S.) Index and a peer group index comprised of: EGL, Inc., Stonepath Group, Inc., UTi Worldwide Inc., CH Robinson Worldwide, Inc., Expeditors International of Washington, Inc., Pacer International, Inc., CNF, Inc., and Janel World Trade, Ltd. Dividend reinvestment has been assumed and, with respect to the companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

Total Return Analysis
	6/30/2000	6/30/2001	6/30/2002	6/30/2003	6/30/2004	6/30/2005
Target Logistics, Inc.	$100.00	$43.75	$62.50	$156.25	$187.50	$260.42
Peer Group	$100.00	$111.57	$131.02	$131.42	$188.62	$209.13
Nasdaq Composite	$100.00	$55.64	$38.73	$43.17	$54.44	$54.80

Source: Research Data Group, Inc

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with Stonefield Josephson, Inc., the independent auditors for the Company for the fiscal year ended June 30, 2005 the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the SEC.

THE AUDIT COMMITTEE Michael Barsa Brian K. Coventry

PROPOSAL TO ADOPT THE 2005 STOCK OPTION PLAN

The Plan

Since 1996, the Company has maintained the 1996 Stock Option Plan (the “1996 Plan”) pursuant to which a total of 1,500,000 Shares have been reserved for issuance pursuant to options granted to employees, officers and directors of the Company and its subsidiaries. As of September 30, 2005, options to purchase a total of 680,000 Shares have been granted under the 1996 Plan. The 1996 Plan expires in June 2006.

The Company’s Board of Directors has determined that it is advisable to continue to provide equity-based incentive awards to the Company’s and its subsidiaries’ employees, directors and consultants, thereby continuing to align the interests of such individuals with those of the stockholders. Accordingly, on September 6, 2005, the Board of Directors approved and adopted the Company’s 2005 Stock Option Plan (“2005 Plan”), subject to shareholder approval. A total of 1,500,000 Shares have been reserved for issuance under the 2005 Plan.

Upon approval of the 2005 Plan, no further grants will be made under the 1996 Plan, and 820,000 available Shares under the 1996 Plan will be canceled. All grants previously made under the 1996 Plan will remain in effect until they are exercised or expire. All new stock options will be granted under the 2005 Plan.

The 2005 Plan is administered by the Stock Option Committee of the Company’s Board of Directors (the “Committee”), or, if the Board does not create the Committee, by the Board which shall function as the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. The Committee has the authority, within limitations as set forth in the 2005 Plan, to interpret the terms of the 2005 Plan and establish rules and regulations concerning the 2005 Plan, to determine the persons to whom options may be granted, the number of Shares to be covered by each option, and the exercise price and other terms and provisions of the option to be granted. In addition, the Committee has the authority, subject to the terms of the 2005 Plan, to determine the appropriate adjustments in the terms of each outstanding option in the event of a change in the Shares or the Company’s capital structure.

Options granted under the 2005 Plan may be either incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code, or non-qualified stock options (“NQSOs”), as the Options Committee may determine. The exercise price of an option will be fixed by the Committee on the date of grant, except that (i) the exercise price of an ISO granted to any individual who owns (directly or by attribution) Shares possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a “10% Owner”) must be at least equal to 110% of the fair market value of the Shares on the date of grant, and (ii) the exercise price of an ISO granted to any individual other than a 10% Owner must be at least equal to the fair market value of the Shares on the date of the grant. Any options granted must expire within ten years from the date of grant (five years in the case of an ISO granted to a 10% Owner). Shares subject to options granted under the 2005 Plan which expire, terminate, or are canceled without having been exercised in full become available again for option grants. No options shall be granted under the 2005 Plan more than ten years after the adoption of the 2005 Plan.

On September 30, 2005, the last sale price per Share, as reported by the Over-The-Counter (OTC) market, was $1.40.

Federal Income Tax Aspects

The following discussion of United States federal income tax consequences of the issuance and exercise of options, Awards and Purchases granted under the 2005 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.

Incentive Stock Options. The following general rules will be applicable under current United States federal income tax law to ISOs granted under the 2005 Plan:

In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either the grant or exercise of an ISO. However, under certain circumstances there may be alternative minimum tax. If Shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

If Shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding deduction for federal income tax purposes, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds 12 months.

An optionee may be entitled to exercise an ISO by delivering Shares to the Company in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

In addition to the tax consequences described above, the exercise of ISOs may result in a further “alternative minimum tax” under the Code. The Code provides that an “alternative minimum tax” (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Shares received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Special rules apply if the Shares acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to NQSOs to be granted under the 2005 Plan:

The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant. The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount. When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

An optionee may be entitled to exercise a NQSO by delivering Shares to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply. Special rules apply if the Shares acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

The Board of Directors unanimously recommends that you vote FOR approval of the 2005 Plan. The affirmative vote of holders of a majority of Shares present (in person or by proxy) and voted at the 2005 Annual Meeting is needed to approve the 2005 Plan. Consequently, withholding votes, abstentions and broker non-votes will have no effect on the outcome of this vote.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected the firm of Stonefield Josephson, Inc. (the “Auditor”) as the Company’s independent public accountants for the current fiscal year. The Auditor has served as the Company’s independent public accountants since 2002. Representatives of the Auditor are not expected to be present at the meeting.

The following is a description of the fees billed to the Company by the Auditor during the fiscal years ended June 30, 2005 and 2004:

Audit Fees

Audit fees include fees paid by the Company to the Auditor in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by the Auditor for audit services rendered to the Company for the years ended June 30, 2005 and 2004 totaled $88,468 and $58,874, respectively.

Audit Related Fees

Audit related services include due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. The Auditor did not bill any fees to the Company for audit related services rendered to the Company for the years ended June 30, 2005 and 2004.

Tax Fees

Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by the Auditor for the tax related services rendered to the Company for the years ended June 30, 2005 and 2004 totaled $19,106 and $17,749, respectively.

All Other Fees

There were no other services provided by the Auditor to the Company in either year.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the 2005 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2005 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.
The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

The nominees for election as directors who receive a plurality of the votes cast at the Annual Meeting for the election of directors will be elected. In respect of any other matter, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Any shareholder desiring to present a proposal at the 2006 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 500 Harborview Drive, Third Floor, Baltimore, Maryland 21230, in time to be received by July 5, 2006. The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2006 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2006 proxy statement with respect to which the Company has received written notice no later than September 16, 2006 that a shareholder (i) intends to present such matter at the 2006 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2006 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors, PHILIP J. DUBATO Secretary

Baltimore, Maryland
October 31, 2005

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2005, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, TARGET LOGISTICS, INC., 500 HARBORVIEW DRIVE, THIRD FLOOR, BALTIMORE, MARYLAND 21230.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

PROXY
TARGET LOGISTICS, INC.
500 Harborview Drive, Third Floor
Baltimore, Maryland 21230

This Proxy is Solicited on Behalf of the Board of Directors of Target Logistics, Inc. The undersigned hereby appoints Stuart Hettleman and Philip J. Dubato, and each of them, as proxies, each with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., One South Street, 27th Floor, Baltimore, Maryland, on November 30, 2005 at 11:00 a.m., prevailing local time, and any adjournments thereof.

1.	ELECTION OF DIRECTORS: FOR all nominees listed below (except as set forth to the contrary below)	☐
	WITHHOLD AUTHORITY to vote for all nominees listed below	☐
Michael Barsa, Stephen J. Clearman, Christopher A. Coppersmith, Brian K. Coventry, Philip J. Dubato, Stuart Hettleman

The terms of all Directors expire at the next annual meeting at which their successors are elected and qualify.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	PROPOSAL TO APPROVE THE COMPANY'S 2005 STOCK OPTION PLAN. ☐ For ☐ Against ☐ Abstain

3.	In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

[REVERSE SIDE OF PROXY CARD]

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned share-holders. If no direction is made, this proxy will be voted in favor of all proposals.

Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE CARD IN THE ENCLOSED ENVELOPE.

DATED: __________________________, 2005
Signature______________________________________

DATED: __________________________, 2005
Signature_____________________________________

APPENDIX TO PROXY STATEMENT FILED VIA EDGAR

TARGET LOGISTICS, INC.
2005 STOCK OPTION PLAN
1.	PURPOSE.

The purpose of the 2005 Stock Option Plan of Target Logistics, Inc. (the “Plan”) is to promote the financial interests of Target Logistics, Inc. (the “Company”), including its growth and performance, by encouraging directors, officers and employees of and consultants to the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing directors, employees and consultants with a way to acquire or increase their proprietary interest in the Company’s success.

2.	SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 13 hereof, up to 1,500,000 of shares of common stock, par value $.01 per share, of the Company (the “Shares”) shall be available for the grant of options under the Plan. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Company may from time to time determine. The Company shall reserve and keep available such number of Shares as will satisfy the requirements of all outstanding options granted under the Plan. Shares subject to an option that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan, provided that if such option was granted to an officer or director subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the ”Exchange Act”) who received benefits of ownership of such Shares for purposes of Section 16(b) of the Exchange Act, such Shares shall not thereafter be available for grant under the Plan to officers or directors except in accordance with the provisions of Section 16(b) of the Exchange Act.

3.	ADMINISTRATION.

The Plan shall be administered by the Stock Option Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) or, if the Board does not create the Committee, by the Board which shall function as the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

Subject to the provisions of the Plan, the Committee shall (i) from time to time select directors, officers and employees of and consultants to the Company and its subsidiaries who will participate in the Plan (the “Participants”), determine the type of options to be granted to Participants, determine the Shares subject to option, and (ii) have the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, determine the terms and provisions of any agreements entered into hereunder, and make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

4.	ELIGIBILITY.

All directors, officers and employees of the Company and its subsidiaries and, subject to the following sentence, consultants to the Company and its subsidiaries, all as determined by the Committee, are eligible to be Participants in the Plan. As used herein, an eligible Participant which is a “consultant” means any consultant or adviser to the Company and its subsidiaries if: (i) the consultant or adviser renders bona fide services to the Company or any subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any subsidiary of the Company to render such services.

5.	OPTIONS; EXERCISE PRICE.

Options under the Plan may consist of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options.

The Committee shall establish the option price at the time each stock option is granted; provided, however, that with respect to incentive stock options, the option exercise price shall not be less than 100% of the fair market value of the Shares on the date of grant, and, if the optionee, at the time the option is granted, owns Shares possessing more than 10% of the total voting power of stock of the Company, the option exercise price shall be 110% of the fair market value of the Shares on the date of grant.

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6.	EXERCISE OF OPTIONS.

Except as herein provided, options shall be exercisable for such period as specified by the Committee. In no event may options be exercisable until at least six months following the date of grant. In no event may options be exercisable more than 10 years after their date of grant or, in the case of an incentive stock option granted to an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total voting power of stock of the Company, more than five years after the date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise and in such other consideration as the Committee deems appropriate, or by a combination of cash, Shares and such other consideration. To exercise the option, the optionee or his successor shall give written notice to the Company’s Chief Financial Officer at the Company’s principal office, setting forth the number of Shares being purchased and the date of exercise of the option, which date shall be at least five days after the giving of such notice unless otherwise agreed to by the Committee and the optionee. Such notice shall be accompanied by full payment of the option exercise price for Shares being purchased and a written statement that the Shares are purchased for investment and not with a view toward distribution. However, this statement shall not be required in the event the Shares subject to the option are registered with the Securities and Exchange Commission. If the option is exercised by the successor of the optionee, following his death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to exercise the option. Shares issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall be appropriately legended. No Shares shall be issued pursuant to the Plan until full payment for such Shares has been made. The optionee shall have no rights as a shareholder with respect to optioned Shares until the date of exercise of the option with respect to such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date of exercise, except as otherwise provided herein. The Company shall not be required to transfer or deliver any certificates for Shares purchased upon any exercise of any option until after compliance with all then applicable requirements of law. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

7.	OPTION AGREEMENTS.

The granting of an option shall take place only when a written Option Agreement substantially in the form of Exhibit A hereto is executed by the Company and the optionee and delivered to the optionee. All options under this Plan shall be evidenced by such written Option Agreement between the Company and the optionee. Such Option Agreement shall contain such further terms and conditions, not inconsistent with the foregoing, related to the grant or the time or times of exercise of options as the Committee shall prescribe.

8.	WITHHOLDING.

The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of Shares the fair market value of which equals the mount required to be withheld.

9.	NONTRANSFERABILITY.

No option shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

10.	NO RIGHT TO EMPLOYMENT.

No person shall have any claim or right to be granted an option, and the grant of an option shall not be construed as giving a Participant the right to be retained in the employ or as a director of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

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11.	TERMINATION OF RIGHTS; DEATH.

All unexercised or unexpired options granted or awarded under this Plan will terminate, be forfeited and will lapse immediately if such Participant’s employment or relationship with the Company and its subsidiaries is terminated for any reason, unless the Committee permits the exercise of such options for a period not to exceed 90 days after the date of such termination. If a Participant’s employment or relationship with the Company is terminated by reason of his death, such Participant’s personal representatives, estate or heirs (as the case may be) may exercise, subject to any restrictions imposed by the Committee at the time of the grant, any option which was exercisable by the Participant as of the date of his death for a period of 180 days after the date of the Participant’s death.

12	REGISTRATION.

If the Company shall be advised by its counsel that any Shares deliverable upon any exercise of an option are required to be registered under the Securities Act of 1933, or that the consent of any other authority is required for the issuance of such Shares, the Company may effect registration or obtain such consent, and delivery of Shares by the Company may be deferred until registration is effected or such consent is obtained.

13	ADJUSTMENT OF AND CHANGES IN SHARES.

In the event of any change in the outstanding Shares by reason of any Share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the exercise price, number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding options.

14.	AMENDMENT.

The Board of Directors may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

15.	COMPLIANCE WITH EXCHANGE ACT.

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.	EFFECTIVE DATE.

The Plan has been adopted by the Board of Directors of the Company and, upon approval of the Shareholders of the Company, shall be effective as of September 6, 2005. Unless extended or earlier terminated by the Board of Directors, the Plan shall continue in effect until, and shall terminate on, the tenth anniversary of the effective date of the Plan. Unless so extended, no additional options may be granted on or after the tenth anniversary of the effective date of the Plan.

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Exhibit A

Target Logistics, Inc.
2005 Stock Option Plan
Stock Option Agreement

THIS STOCK OPTION AGREEMENT is made this ________________, 200__, by and between Target Logistics, Inc., a Delaware corporation (the “Company”), and _____________________________ (the “Optionee”).

WHEREAS, the Board of Directors of the Company considers it desirable and in the Company’s interest that the Optionee be given an opportunity to purchase its shares of common stock, par value $.01 per share (the “Shares”), pursuant to the terms and conditions of the Company’s 2005 Stock Option Plan (the “Plan”) to provide an incentive for the Optionee and to promote the interests of the Company.

NOW, THEREFORE, it is agreed as follows:

1. Incorporation of the Terms of the Plan. This Stock Option Agreement is subject to all of the terms and conditions of the Plan, and the terms of the Plan are hereby incorporated herein by reference and made a part hereof.

2. Grant of Option. The Company hereby grants to Optionee an option to purchase from the Company ________ Shares (“Option Shares”) at the exercise price per Share set forth below. Subject to earlier expiration or termination of the option granted hereunder, this option shall expire on the 10th anniversary of the date hereof.

3. Period of Exercise of Option. The Optionee shall be entitled to exercise the option granted hereunder to purchase Option Shares as follows:

Exercise Date	No. of Shares	Exercise Price per Share

in each case, together with the number of Option Shares which Optionee was theretofore entitled to purchase.

4. Additional Exercise Periods. In the event of the death of the Optionee, or if the Optionee’s employment or relationship with the Company or its subsidiaries is terminated for any reason, the option granted hereunder may be exercised as set forth in the Plan.

5. Method of Exercise. In order to exercise the options granted hereunder, Optionee must give written notice to the Chief Financial Officer of the Company at the Company’s principal place of business, accompanied by full payment of the exercise price for the Option Shares being purchased, in accordance with the terms and provisions of the Plan.

6. Manner of Payment. An Optionee may pay the option price for Shares purchased upon exercise of the option as set forth in the Plan.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal, intending this to be a sealed instrument, as of the date first above written.

WITNESS/ATTEST: _______________________ _______________________	Target Logistics, Inc. By: _______________________(SEAL) Optionee _____________________________(SEAL)

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